UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report

(Date of earliest event reported)  May 8, 2008

MICRO COMPONENT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2008, the Company entered into a Consulting Agreement with LMWH Management Partners LLC (“Consultant”), in which Consultant agreed to provide consulting services to the Company related to financing, sales, and strategic alliances.  The initial term of the Consulting Agreement continues until December 31, 2010.  Consultant will receive an annual fee of $180,000, and has also been granted an option to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.11 per share, the closing sale price on the date of grant.  The Option continues for a period of five years, or, if earlier, one year from the date of termination of the Consulting Agreement.  The Option vests and becomes exercisable in stages, based upon satisfaction of certain milestones set forth in the Option Agreement.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 12, 2008, the Company issued a press release disclosing financial information regarding the quarter ended March 29, 2008. A copy of the press release is attached as Exhibit 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 8, 2008, Richard E. Struthers was appointed by the Company’s Board of Directors to serve as a director until the next Annual Meeting of Shareholders scheduled for June 19, 2008.  He was also nominated for re-election as a director at the Annual Meeting.

On May 8, 2008, Patrick Verderico announced his intention to retire from the Board of Directors of the Company at the Annual Meeting, and he was not nominated for re-election at the Annual Meeting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press release dated May 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO COMPONENT TECHNOLOGY, INC.

(Registrant)

Date:	May 14, 2008

By: /s/ Bruce R. Ficks

(Bruce R. Ficks, Chief Financial Officer)

EXHIBIT INDEX

Ex. No.	Description

99.1	Press release dated May 13, 2008.